Exhibit 99 - Press release issued February 16, 2004

       28470 13 Mile Road Suite 300
         Farmington Hills, MI 48334

Analysts Contact: Thomas Connelly
Director of Investor Relations
Phone: 248-702-6240

Media Contact: Laurie Owens
Director of Customer Service
Phone: 810-987-2200 Ext. 2023

SEMCO ENERGY NAMES GEORGE A. SCHREIBER, JR.
PRESIDENT AND CHIEF EXECUTIVE OFFICER

John Hinton is Appointed to Continue as
Non-Executive Chairman of the Board

FARMINGTON HILLS, Mich., March 10, 2004 — SEMCO ENERGY, Inc. (NYSE: SEN) today announced the appointment of George A. Schreiber, Jr. as President and Chief Executive Officer. Mr. Schreiber will also serve as a member of SEMCO ENERGY’s Board of Directors.

Mr. Schreiber (55) is a prominent banking and energy company executive who most recently served as Chairman of Credit Suisse First Boston’s Global Energy Group. In this capacity, he headed CSFB’s energy, power and utility businesses. He previously was President of Pinnacle West Capital Corporation, a $7 billion diversified holding company whose principal businesses are Arizona Public Service Company and Suncor Development Corp, its real estate development company. Mr. Schreiber’s experience has covered the gamut of financial matters in the utility industry with extensive experience in corporate finance, M&A and restructuring activities. Additionally, Mr. Schreiber has testified before the U.S. Congress on various energy policy matters, and has been involved in various rate, tax, finance and operational regulatory issues before ten different state commissions. Mr. Schreiber received his Bachelor of Science degree in 1970 and his MBA in 1971, both from Arizona State University.

Mr. Schreiber’s appointment is effective immediately.

Mr. John Hinton, a SEMCO ENERGY director since 2002 has been elected SEMCO’s non-executive Chairman.

Mr. Hinton said: "George Schreiber is a highly successful executive whose long professional involvement with the energy industry will be enormously helpful as we seek to return SEMCO to sound financial health and to build value for shareholders, customers and employees. On behalf of the entire Board of Directors, I want to personally welcome George to the SEMCO ENERGY Board and to its senior management. Mr. Schreiber has discussed with the Board SEMCO ENERGY’S recent history and current opportunities and challenges. He is focusing on strategies for increasing stakeholder value now and over the long term."

"I also thank Gene Dubay for his dedicated service as interim President and CEO." Mr. Dubay, who has been serving as interim president and chief executive, has resumed his previous duties as a Vice President of the Company and as Senior Vice President and Chief Operating Officer of SEMCO ENERGY GAS COMPANY.

SEMCO ENERGY, Inc. is a diversified energy and infrastructure company that distributes natural gas to approximately 391,000 customers in Michigan and Alaska. It owns and operates businesses involved in natural gas pipeline construction services, propane distribution and intrastate pipelines and natural gas storage in several regions in the United States. In addition, SEMCO provides information technology, specializing in serving mid-sized companies in various sectors.

The following is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties. Statements that are not historic facts, including statements about the Company’s outlook, beliefs, plans, goals and expectations, are forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to, the effects of weather, the economic climate, competition, commodity prices, changing conditions in the capital markets, regulatory approval processes, success in obtaining new business, the Company’s ability to implement its strategic, operational and financial initiatives, management performance and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

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